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                                                                    Exhibit 99.1

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         The undersigned in their capacities as Chief Executive Officer and Chief Financial Officer of the Registrant do hereby certify that:

         (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (ii) information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the report.


Date: May 10, 2003                 By: /s/ Ralph E. Bailey
                                       -------------------
                                       Ralph E. Bailey
                                       Chairman, Managing Director
                                       and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.